Exhibit 10.16

Bear Newco, Inc. Restricted Stock Unit Award Agreement For [●] (“Participant”)

			Restriction Lapse Schedule		Dividend Equivalent
Grant Date	RSUs Granted	Value on Grant Date	# RSUs	Restriction Lapse Date	Current Annual Value

1. Capitalized Terms. Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Bear Newco, Inc. 2017 Long-Term Incentive Plan (the “Plan”).

2. Grant. The Committee of Bear Newco, Inc. (the “Company”) has granted Restricted Stock Units, from time to time with Dividend Equivalents as the Committee may determine (“RSUs”), to the individual named in this Award Agreement (the “Participant”). Each RSU entitles the Participant to receive from the Company (i) one share of Class A common stock of the Company, par value $0.0001 per share (“Share”), for which the restrictions set forth in paragraph 3 lapse in accordance with their terms, and (ii) cash payments based on dividends paid to stockholders as set forth in paragraph 2, each in accordance with the terms of this Award, the Plan, any country specific addendums and any rules and procedures adopted by the Committee.

3. Dividend Equivalents. Until such time as the following restrictions lapse or the RSUs are cancelled, whichever occurs first, the Company may establish an amount to be paid to the Participant equal to the number of RSUs subject to restriction times the per Share quarterly dividend payments made to stockholders of the Company’s Shares (“Dividend Equivalent”). The Company shall accumulate Dividend Equivalents and will pay the Participant a cash amount equal to the Dividend Equivalents accumulated and unpaid as of the date that restrictions lapse (without interest) reasonably promptly after such date. Notwithstanding the foregoing, any accumulated and unpaid Dividend Equivalents attributable to RSUs that are cancelled will not be paid and are immediately forfeited upon cancellation of the RSUs. The determination regarding the form and type of dividend equivalents will be made by the Committee at the time of grant.

4. Restrictions. Restrictions on the number of RSUs specified in this Award Agreement will lapse on the designated Restriction Lapse Dates only if the Participant has been continuously employed by the Company or one of its Affiliates to such dates. RSUs shall be immediately cancelled upon termination of employment, except as follows:

a. Employment Termination Due to Death. If the Participant’s employment with the Company or any of its Affiliates terminates as a result of the Participant’s death, then restrictions on all RSUs shall immediately lapse.

b. Employment Termination Due to Transfer of Business to Successor Employer. If the Participant’s employment with the Company or any of its Affiliates terminates as a result of employment by a successor employer to which the Company has transferred a business operation, then restrictions on all RSUs shall immediately lapse.

c. Employment Termination More Than One Year After Grant Date. If, on or after the first anniversary of the Grant Date, the Participant’s employment with the Company or any of its Affiliates terminates as a result of any of the reasons set forth below, or the Participant becomes eligible to retire or meets the age and service requirements, each as specified in (c)(i) below, then restrictions on RSUs shall automatically lapse or the RSUs shall be cancelled as provided below (subject to any rules adopted by the Committee):

(i) Termination/Eligibility for Retirement or Termination for Total Disability. Restrictions on all RSUs shall immediately lapse if (A) the Participant attains at least age 60 while still employed by the Company or an Affiliate and completes 5 or more years of continuous service with the Company and any of its Affiliates, or (B) the Participant’s employment with the Company or any of its Affiliates terminates as a result of a total disability, i.e., the inability to perform any job for which the Participant is reasonably suited by means of education, training or experience.

(ii) Termination for Job Elimination or Plant Closing. If the Participant’s employment with the Company or any of its Affiliates terminates as a result of a layoff, plant closing, redundancy, reduction in force, or job elimination (without regard to any period of protected service), then restrictions on the Pro-Rata Portion (as defined below) of the RSUs shall immediately lapse and the remaining RSUs covered by this Award shall be immediately cancelled. For purposes of this Award, the “Pro-Rata Portion” shall mean the total number of RSUs covered by this Award multiplied by a fraction, the numerator of which is the total number of complete months which have elapsed between the Grant Date and the date of termination and the denominator of which is the total number of months between the Grant Date and the last Restriction Lapse Date, less the number of RSUs for which the restrictions have lapsed prior to the date of termination.

(iii) Termination Due to Other Reasons. If the Participant’s employment with the Company or any of its Affiliates terminates for any other reason, and the Participant and the Company have not entered into a written separation agreement explicitly providing otherwise in accordance with rules and procedures adopted by the Committee, then the remaining RSUs shall be immediately cancelled.

(iv) Termination Following a Change in Control. If the Participant’s employment with the Company of any of its Affiliates terminates without Cause during the 12-month period following a Change in Control, restrictions on all RSUs shall immediately lapse.

d. Transfer to Affiliates. For the avoidance of doubt, transfer of employment among the Company and any of its Affiliates shall not constitute a termination of employment for purposes of this Award.

5. Delivery and Withholding Tax. Upon the lapse of restrictions set forth in paragraph 3 in accordance with their terms, the Company shall deliver to the Participant by mail or otherwise a certificate for such Shares as soon as practicable, provided however, that the date of issuance or delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange and requirements under any law or regulation applicable to the issuance or transfer of such Shares. No later than the date as of which an amount with respect to the RSUs first becomes includable in the gross income of the Participant for applicable income tax purposes, the Participant shall pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state, local or foreign taxes of any kind required or permitted to be withheld with respect to such amount.

6. Alteration/Termination. The Company shall have the right at any time in its sole discretion to amend, alter, suspend, discontinue or terminate any RSUs without the consent of the Participant. Also, the RSUs shall be null and void to the extent the grant of RSUs or the lapse of restrictions thereon is prohibited under the laws of the country of residence of the Participant.

7. Recoupment. Notwithstanding any other provision of this Award to the contrary, the RSUs, any Shares issued in settlement of the RSUs, and any amount received with respect to any sale of any such Shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with any recoupment policy that the Company may adopt from time to time.

8. Section 409A. Notwithstanding any other provision of this Award, payments provided under this Award may only be made upon an event and in a manner that complies with Section 409A of the Code or an applicable exemption. Any payments under this Award that may be excluded from Section 409A of the Code either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A of the Code to the maximum extent possible. To the extent that any payments under this Award constitute “nonqualified deferred compensation” subject to Section 409A of the Code, any such payments to be made under this Award in connection with a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A of the Code.

9. Plan Terms. All terms used in this Award have the same meaning as given such terms in the Plan, a copy of which will be furnished upon request.

10. Entire Agreement. This Award, the Plan, country specific addendums and the rules and procedures adopted by the Committee contain all of the provisions applicable to the RSUs and no other statements, documents or practices may modify, waive or alter such provisions unless expressly set forth in writing, signed by an authorized officer of the Company and delivered to the Participant.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

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